UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 26, 2013

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078

(Address of principal executive offices)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 26, Lime Energy Co. (the “Company”) announced a revised schedule for filing its delinquent periodic reports and its restatement of the years ended December 31, 2008, December 31, 2009, December 3, 2010 and December 31, 2011 and the quarter ended March 31, 2012 (the “Affected Periods”).  As previously disclosed, the Company’s Audit Committee has determined that the Company’s consolidated financial statements for the Affected Periods could not be relied on.

The Company now expects to file its Annual Report on Form 10-K for the year ended December 31, 2012 and (the “2012 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the 3rd Quarter 2012 10-Q”) on or before July 31, 2013, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the 1st Quarter 2013 10-Q”) on or before August 9, 2013.  The 2012 10-K will reflect the restatement of the years ended December 31, 2008, December 31, 2009, December 3, 2010 and December 31, 2011 (the “Affected Annual Periods”).  The 3rd Quarter 2012 10-Q will include the restated financial statements for the quarter ended March 31, 2012 (the “Affected Quarterly Period”) and the financial statements for the quarter ended June 30, 2012.

As previously disclosed, the Company received a notice from the NASDAQ Listing Qualifications Staff (the “NASDAQ Staff”) on January 9, 2013 regarding the Company’s failure to satisfy NASDAQ Listing Rule 5250(c)(1) because the Company had not filed its Quarterly Reports on Form 10-Q for the periods ended June 30, and September 30, 2012, and that as a result the Company’s common stock was subject to delisting from the NASDAQ Stock Market. The Company has since received notices of additional deficiencies from the NASDAQ Staff related to the Company’s failure to file the 2012 10-K and the 1st Quarter 2013 10-Q.  The Company requested a hearing before the NASDAQ Hearings Panel (the “Panel”) to review the listing determination and to request that the Panel grant the Company additional time to regain compliance on February 21, 2013 and on March 6, 2013, the Panel granted the Company’s request for continued listing of its common stock on the NASDAQ Stock Market, subject to certain conditions, including the conditions that on or before June 30, 2013, the Company shall file restated financial statements for the Affected Periods, that it shall file its Form 10-Q for the 2012 quarterly periods on or before July 31, 2013 and that it shall file its Form 10-K for 2012 and Form 10-Q for the first quarter of 2013 on or before August 9, 2013.

The Company has requested that the Panel modify the conditions of its decision to remove the requirement that separate filings of restated financial statement be made but to require that the 2012 10-K, as described above, be filed on July 31, 2013 rather than August 9, 2013, and the 3rd Quarter 2012 10-Q, as described above, be filed on or before July 31, 2013.  The Company cannot assure that the Panel will grant its request.

A copy of the press release by which the company made its announcement is attached hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this current report is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this current report. In addition, forward- looking statements generally can be identified by the use of forward-looking terminology such as “may,”

“plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including how promptly we are able to complete the 2012 10-K , the 3rd Quarter 10-Q and the 1st Quarter 2013 10-Q (each as described in this Report) and whether the Panel grants our request to modify the conditions of its decision , as well as those factors discussed in our Annual Report on Form 10-K, filed on March 16, 2012 with the SEC, which can be found at the SEC’s website www.sec.gov, each of which is specifically incorporated into this current report. Any forward-looking information presented herein is made only as of the date of this current report, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01                         Financial Statements and Exhibits.

(d)                             Exhibits

99.1                  Press Release dated June 26, 2013

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: June 26, 2013	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer